SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  F O R M 8 - K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported) June 5, 1998

                                 NETEGRITY, INC.
               (Exact name of registrant as specified in charter)


         Delaware                   1-10139               04-2911320
 (State or Other Jurisdiction     (Commission)           (IRS Employer
     of Incorporation)             File Number)           Identification No.)


                      245 Winter Street, Waltham, MA 02154
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (718) 890-1700


                                       N/A
          (Former name or former address, if changed since last report)





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Item 5.  Other Events.

         On June 5, 1998,  Netegrity,  Inc. (the "Registrant"),  entered into an
Amendment to the Preferred Stock and Warrant Purchase Agreement (the "Agreement") with Pequot Private Equity Fund, L.P., a Delaware limited partnership ("PPEF") and Pequot Offshore Private Equity Fund, Inc., a British Virgin Islands corporation (together with PPEF, the "Pequot Entities"). Pursuant to the terms of the Agreement, the Registrant sold 833,334 shares of Series D Preferred Stock, at $1.50 per share, and 375,197 Warrants to the Pequot Entities for an aggregate purchase price of $1,250,001. The Series D Preferred Stock is automatically convertible into Common Stock on a one-for-one basis, subject to adjustment. In addition, the Series D Preferred Stock is subject to mandatory conversion into Common Stock upon certain circumstances.

         This is the second sale pursuant to the Preferred Stock and Warrant Purchase Agreement dated as of January 6, 1998, by and among the Pequot Entities and the Registrant. Pursuant to the terms of the Agreement, the Registant anticipates selling an additional $1,250,001 worth of Series D Preferred Stock and warrants in July, 1998.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

        (c) Exhibits

        See Exhibit Index.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 5, 1998

                                 NETEGRITY, INC.

                                 By:   /s/ Barry N. Bycoff

                                       Barry N. Bycoff
                                       President
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                                  EXHIBIT INDEX

Exhibit        Description                                          Page Number

     4         Amendment to the Preferred Stock and Warrant              5
               Purchase Agreement, dated June 5, 1998, by and among Netegrity, Inc., Pequot Private Equity
               Fund, L.P., and Pequot Offshore Private Equity
               Fund, Inc.

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